EXHIBIT 99.2

IMMUNITY THAT’S MORE THAN SKIN DEEP

Iomai Corporation
20 Firstfield Road
Gaithersburg, MD 20878
Tel. 301.556.4500
Company Contacts:
Russell P. Wilson
Senior Vice President, Chief Financial Officer and General Counsel
Iomai Corporation
301-556-4478
investors@iomai.com
Brian Reid
WeissComm Partners, Inc.
703-402-3626
breid@weisscommpartners.com
Iomai to Host Conference Call and Webcast Tomorrow, Tuesday, May 13, at 8:30 a.m. EDT
GAITHERSBURG, Md., May 12, 2008 — Iomai Corporation (Nasdaq: IOMI) today said that it will host a conference call and live webcast tomorrow to discuss today’s announcement that Intercell AG (VSE:ICLL) and Iomai have entered into a definitive agreement pursuant to which Intercell will acquire Iomai for USD 6.60 per share representing a fully diluted equity value of approximately USD 189 million (EUR 122 million).
The conference call and webcast will be held at 8:30 a.m. Eastern Time tomorrow, Tuesday, May 13.
Conference Call Details
To access the live conference call Tuesday, May 13, 2008 at 8:30 a.m. Eastern Time via phone, please dial 866-713-8395 from the United States and Canada or 617-597-5309 internationally. The conference ID is 32511819. Please dial in approximately 10 minutes prior to the start of the call.
To access the live webcast, go to the Investor Relations section of the Company’s website at http://www.iomai.com. Please connect to the web site at least 15 minutes prior to the call to allow for any software download that may be necessary. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
ABOUT IOMAI CORPORATION
Iomai Corporation discovers and develops vaccines and immune system stimulants, delivered via a novel, needle-free technology called transcutaneous immunization (TCI). TCI taps into the unique benefits of a major group of antigen-presenting cells found in the outer layers of the skin (Langerhans cells) to generate an enhanced immune response. Iomai is leveraging TCI to enhance the efficacy of existing vaccines, develop new vaccines that are viable only through transcutaneous administration and expand the global vaccine market. Iomai currently has four product candidates in development: three targeting influenza and pandemic flu and one to prevent E. coli-related travelers’ diarrhea. For more information on Iomai, please visit www.iomai.com.
Additional Information and Where to Find It
In connection with the proposed transaction, Iomai Corporation will be filing a proxy statement for its stockholders and other documents regarding the proposed transaction with the Securities and Exchange Commission (SEC). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, IOMAI STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND IOMAI. Investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by Iomai free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by Iomai (when they are available) free of charge by going to Iomai’s Investor Relations page on its corporate website at www.iomai.com.
Iomai and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Iomai’s stockholders with respect to the proposed transaction. Information regarding Iomai’s executive officers and directors, and their beneficial ownership of Iomai’s common stock as of March 26, 2008 is available in Iomai’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2008. Other information regarding the interests of such potential participants in the proxy solicitation will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.